Exhibit 10.3
3030 Cornwallis Road
RTP, NC 27709
January 2, 2007 [sic]
Mr. Michael Harrison
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110
Subject: Amendment 28 to SOW#1 of the IBM/Brocade Goods Agreement ROC-P-68
This letter (the “Amendment”) serves as Amendment Number 28 to SOW#1, including all amendments thereto (“SOW#1”) of the Goods Agreement ROC-P-68 (the “Agreement”), which the parties hereto do mutually agree to amend as follows
1. The third sentence in the first paragraph of the Goods Agreement, and Section 1. of Amendment #24, is modified as follows:
     “The Term of this SOW #1 shall be extended from 12/31/06 to 12/31/07.
The effective date of this Amendment shall be the date on the top of this Amendment (the “Effective Date”).
The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. All capitalized terms not defined herein shall have the meaning set forth in the Goods Agreement or the SOW #1. All other terms and conditions of the Goods Agreement and SOW#1 that are unaffected by the revisions set forth in this Amendment shall remain in full force and effect. Further, the parties agree that this Amendment and the Goods Agreement and SOW#1 are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

Accepted and Agreed To: International Business Machines Corporation			Accepted and Agreed To: Brocade Communications Systems, Inc.

By:	/s/Patrick T. Gaynor	01/04/07	By:	/s/ Jill Cameron	01/19/07

Authorized Signature		Date	Authorized Signature		Date

Patrick T. Gaynor			Jill Cameron

Type or Print Name			Type or Print Name

Manager, Storage Procurement			Director, WW Sales Operations

Title & Organization			Title & Organization